Exhibit 99.1

Dragonfly Energy Announces Pricing of $20.0 Million Underwritten Public Offering

RENO, NEVADA – June 20, 2023 - Dragonfly Energy Holdings Corp. (Nasdaq: DFLI) (“Dragonfly Energy” or the “Company”), an industry leader in energy storage and producer of deep cycle lithium-ion storage batteries, today announced the pricing of an underwritten public offering of 10,000,000 shares of common stock and investor warrants to purchase up to an aggregate of 10,000,000 shares of common stock. Each share of common stock is being sold together with one investor warrant to purchase one share of common stock at a combined offering price of $2.00. The investor warrants have an exercise price of $2.00 per share, are immediately exercisable and will expire five years from the date of issuance. The Company has granted the underwriters a 45-day option to purchase up to an additional 1,500,000 shares of common stock, and/or investor warrants to purchase up to 1,500,000 shares of common stock, in any combinations thereof, at the public offering price per security, less the underwriting discounts and commission. The offering is expected to close on or about June 22, 2023, subject to customary closing conditions.

The aggregate gross proceeds from this offering are expected to be approximately $20.0 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company and excluding the exercise of any warrants.

The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

Roth Capital Partners is acting as lead bookrunner and as representative of the underwriters for the offering. Chardan is acting as an additional bookrunner for the offering.

A registration statement on Form S-1 (File No. 333-272401) relating to these securities was filed with the Securities and Exchange Commission (“SEC”) on June 5, 2023 and was declared effective by the SEC on June 20, 2023. The offering is being made only by means of a prospectus. Copies of the preliminary prospectus and, when available, copies of the final prospectus relating to the offering may be obtained on the SEC’s website at http://www.sec.gov or by contacting the offices of Roth Capital Partners, LLC, 888 San Clemente, Newport Beach, CA 92660 Attention: Prospectus Department, by telephone at (800) 678-9147; or Chardan Capital Markets, LLC, 17 State Street, Suite 2130, New York, New York 10004, at (646) 465-9000, or by email at prospectus@chardan.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Dragonfly Energy

Dragonfly Energy Holdings Corp. (Nasdaq: DFLI) headquartered in Reno, Nevada, is a leading supplier of deep cycle lithium-ion batteries. Dragonfly Energy’s research and development initiatives are revolutionizing the energy storage industry through innovative technologies and manufacturing processes. Today, Dragonfly Energy’s non-toxic deep cycle lithium-ion batteries are displacing lead-acid batteries across a wide range of end-markets, including RVs, marine vessels, off-grid installations, and other storage applications. Dragonfly Energy is also focused on delivering an energy storage solution to enable a more sustainable and reliable smart grid through the future deployment of its proprietary and patented solid-state cell technology.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, the closing of the underwritten public offering, the use of proceeds from the offering, the Company’s future results of operations and financial position, planned products and services, business strategy and plans, market size and growth opportunities, competitive position and technological and market trends. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions.

These forward-looking statements are subject to risks, uncertainties, and other factors (some of which are beyond the Company’s control) which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Such factors include those set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and in the Company’s subsequent filings with the SEC available at www.sec.gov.

If any of these risks materialize or any of the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements contained in this press release speak only as of the date they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations

Sioban Hickie, ICR, Inc.

DragonflyIR@icrinc.com

Media Relations

Amy Demuth, RAD Strategies Inc.

team@radstrategiesinc.com

Source: Dragonfly Energy Holdings Corp.

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